Exhibit 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-53507, 333-95577 and 333-90606) and on Form S-8
(No. 333-90035 333-36359 and 333-109932) of Silverstar Holdings, Ltd (formerly Leisureplanet Holdings, Ltd) of our report dated August 18, 2004, relating to the consolidated financial statements for the years ended June 30, 2004, 2003 and 2002, which appear in this Form 10-K.

                                          /s/ Rachlin Cohen & Holtz LLP
                                          RACHLIN COHEN & HOLTZ LLP


Fort Lauderdale, Florida
September 28, 2004